UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2013

Motorcar Parts of America, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New York	001-33861	11-2153962
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2929 California Street, Torrance CA	90503
(Address of Principal Executive Offices)	(Zip Code)

(310) 212-7910
(Registrant’s telephone number including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 22, 2013, Motorcar Parts of America, Inc. (the “Company”) entered into a Warrant Purchase Agreement (the “Agreement”) with Cerberus Business Finance, LLC ( “Cerberus”), pursuant to which, the Company agreed to  purchase a warrant (the “Warrant”) to purchase 219,355 shares of the Company’s common stock, par value $0.01 per share (the “Warrant Shares”), held by Cerberus. Pursuant to the Agreement, the price the Company agreed to pay for the Warrant was an amount equal to the closing price of the Company's common stock on Friday, November 22, 2013 (the "Closing Price") less the Warrant's per share exercise price of $7.75.  The Closing Price was $17.75 and the resulting consideration to be paid was $2,193,550 or $10.00 per Warrant Share.  The Warrant was issued in connection with the Second Amendment to Financing Agreement (the “Second Amendment”) by and among the Company, Cerberus, as collateral agent, PNC Bank, National Association, as administrative agent, and a syndicate of lenders. Copies of the Second Amendment and the Warrant are filed as exhibits to the Company’s 8-K filed May 31, 2012.  The transactions contemplated by the Agreement closed on November 25, 2013.  A copy of the Agreement is being filed as an exhibit to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

d) Exhibits.

Exhibit No.	Description

10.1	Warrant Purchase Agreement, dated as of November 22, 2013, among Motorcar Parts of America, Inc., and Cerberus Business Finance, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Motorcar Parts of America, Inc.

Date: November 27, 2013	By:	/s/ Michael M. Umansky
Michael M. Umansky Vice President and General Counsel